    As filed with the Securities and Exchange Commission on April 27, 1999

                                                       Registration No._________
________________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                             _____________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                           _______________________

                            Vastar Resources, Inc.
            (Exact name of registrant as specified in its charter)

          Delaware                                         95-4446177
(State or other jurisdiction of                       (I.R.S. employer
incorporation or organization)                       identification number)

                             15375 Memorial Drive
                             Houston, Texas 77079
                         (Address, including zip code,
                 of registrant's principal executive offices)
                             ____________________

                            VASTAR RESOURCES, INC.
            AMENDED AND RESTATED EXECUTIVE LONG-TERM INCENTIVE PLAN
                           (Full title of the plan)
                             _____________________

                                ALBERT D. HOPPE
                 Vice President, General Counsel and Secretary
                            Vastar Resources, Inc.
                             15375 Memorial Drive
                             Houston, Texas 77079
                                (281) 584-6027
               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)
                            _____________________

                        CALCULATION OF REGISTRATION FEE

===============================================================================================
                           PROPOSED(1)(2)                   PROPOSED(2)
     TITLE OF              AMOUNT          MAXIMUM          MAXIMUM             AMOUNT OF
    SECURITIES             TO BE           OFFERING PRICE   AGGREGATE           REGISTRATION
 TO BE REGISTERED          REGISTERED      PER SHARE        OFFERING PRICE      FEE(2)
----------------------------------------------------------------------------------------------
Common Stock, par
value $0.01 per share       200,000          $53.75           $10,750,000         $2,989
===============================================================================================

(1) These are additional shares being registered pursuant to General Instruction E to Form S-8. The number of shares of common stock registered herein is subject to adjustment to prevent dilution resulting from stock splits, stock dividends and similar transactions.
(2) In accordance with Rule 457(c), the aggregate offering price and the amount of the registration fee are computed on the basis of the average of the high and low prices of a share of the Company's Common Stock as reported on the New York Stock Exchange Composite on April 22, 1999.
                        ______________________________
                  Page 1 of  4 sequentially numbered pages.
             The Index to Exhibits appears on sequential page 4.

                     REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of Common Stock, par value $0.01 per share, of Vastar Resources, Inc., a Delaware corporation, for the Vastar Resources, Inc. Amended and Restated Executive Long-Term Incentive Plan.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statements on Form S-8 filed by Vastar Resources, Inc. under Registration No. 33-87814 and Registration No. 333-24077 are hereby incorporated by reference.

ITEM 8.   EXHIBITS


EXHIBIT NUMBER        DESCRIPTION
______________        ____________
5                     Opinion of Albert D. Hoppe, Esq., dated April 26, 1999,
                      as to the validity of the shares of Common Stock of the Registrant being registered (filed herewith)

10 Vastar Amended and Restated Executive Long-Term Incentive Plan, effective March 5, 1998 (filed as Appendix A to Vastar's Notice of 1998 Annual Meeting of Stockholders and Proxy Statement dated March 23, 1998 and incorporated herein by reference)

23.1                  Consent of PricewaterhouseCoopers LLP (filed herewith)

23.2                  Consent of Albert D. Hoppe, Esq. (included in Exhibit 5)

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Vastar Resources, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 27th day of April, 1999.

                                  Vastar Resources, Inc.

                                  By: /s/ CHARLES D. DAVIDSON
                                      ------------------------------
                                      Charles D. Davidson
                                      President and
                                      Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


        Signature                          Title                                 Date
        ---------                          -----                                 -----
/s/ JIMMIE D. CALLISON
_____________________________              Director                         April 27, 1999
Jimmie D. Callison

/s/ TERRY G. DALLAS
_____________________________              Director                         April 27, 1999
Terry G. Dallas

/s/ CHARLES D. DAVIDSON
_____________________________              President, Chief Executive       April 27, 1999
Charles D. Davidson                        Officer and Director
(Principal executive officer)

/s/ MARIE L. KNOWLES
_____________________________              Director                         April 27, 1999
Marie L. Knowles

/s/ ROBERT C. LEVINE
_____________________________              Director                         April 27, 1999
Robert C. LeVine

/s/ JOSEPH P. MCCOY
_____________________________              Vice President                   April 27, 1999
Joseph P. McCoy                            and Controller
(Principal accounting officer)

/s/ WILLIAM D. SCHULTE
_____________________________              Director                         April 27, 1999
William D. Schulte

/s/ STEVEN J. SHAPIRO
_____________________________              Senior Vice President, Chief     April 27, 1999
Steven J. Shapiro                          Financial Officer and Director
(Principal financial officer)

/s/ MICHAEL E. WILEY
_____________________________              Chairman of the Board            April 27, 1999
Michael E. Wiley

                               INDEX TO EXHIBITS
Exhibit
No.           Description
_____         ___________
5             Opinion of Albert D. Hoppe, Esq. dated April 26, 1999, as
              to the validity of the shares of Common Stock of the Registrant being registered.

23.1          Consent of PricewaterhouseCoopers LLP.

23.2          Consent of Albert D. Hoppe, Esq. (included in Exhibit 5).


                                       4